                                                                   EXHIBIT 23.3



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this amendment to the Registration Statement on Form S-11 of our reports dated September 23, 1996 relating to the statements of revenue and certain expenses of Chico Crossroads Center Ltd. and Miami Gardens Associates, and our report dated November 22, 1996 relating to the balance sheet of Basic U.S. REIT, Inc., which appear in such prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.






/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
November 22, 1996